UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      May 28, 2015

ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders was held on May 28, 2015. In connection with the meeting, proxies were solicited pursuant to the Securities and Exchange Act of 1934. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s 2015 Proxy Statement filed on April 23, 2015.

(1) The Directors of the Company were elected as follows:

	VOTES
	FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
Lord James Blyth	24,515,194	4,785,012	8,721	1,457,346
Frederic F. Brace	24,089,779	5,209,636	9,512	1,457,346
Linda Walker Bynoe	23,827,678	5,478,388	2,861	1,457,346
Robert J. Eck	29,215,590	84,270	9,067	1,457,346
Robert W. Grubbs	29,219,301	80,512	9,114	1,457,346
F. Philip Handy	25,994,375	3,305,064	9,488	1,457,346
Melvyn N. Klein	24,544,173	4,755,471	9,283	1,457,346
George Muñoz	29,215,387	84,246	9,294	1,457,346
Scott R. Peppet	29,222,961	75,769	10,197	1,457,346
Stuart M. Sloan	29,080,553	218,304	10,070	1,457,346
Samuel Zell	28,144,175	1,155,042	9,710	1,457,346

(2) An advisory proposal on the compensation of the Company’s named executive officers was approved by a vote of 27,940,172 shares “for” and 1,351,553 shares “against” with 17,202 shares abstaining. There were 1,457,346 broker non-votes.

(3) The 162(m) performance goals under the Anixter International Inc. 2010 Stock Incentive Plan were approved by a vote of 28,802,438 shares "for" and 485,507 shares "against" with 20,982 shares abstaining. There were 1,457,346 broker non-votes.

(4) The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2015 by a vote of 30,539,048 shares “for” and 224,299 shares “against” with 2,926 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

June 1, 2015	By: /s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer